UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

CH ENERGY GROUP, INC.

(Exact name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	0-30512 (Commission File Number)	1804460 (IRS Employer Identification No.)

284 South Avenue, Poughkeepsie, New York (Address of principal executive offices)	12601-4879 (Zip code)

(845)-452-2000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Plans and Agreements

On January 24, 2008, the Compensation Committee of the Board of Directors of CH Energy Group, Inc. (“Energy Group”) amended the form of Performance Shares Agreement issued under Energy Group’s Long-Term Equity Incentive Plan. The form of agreement was amended to add a third performance goal related to earnings per share and to make certain revisions to comply with Section 409A of the Internal Revenue Code of 1986, as amended. A copy of the amended form of Performance Shares Agreement is attached to this Form 8-K and incorporated herein by reference.

Exhibit 10.01  Form of CH Energy Group, Inc. Performance Shares Agreement (Long-Term Equity Incentive Plan).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CH ENERGY GROUP, INC.

Date: January 30, 2008	By: /s/ Donna S. Doyle

Donna S. Doyle

Vice President—Accounting & Controller